(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	October 21, 2026
(630) 906-5484

Old Second Bancorp, Inc. Reports Third Quarter 2026 Net Income of $28.9 Million,

or $0.56 per Diluted Share

AURORA, IL, October 21, 2026 – Old Second Bancorp, Inc. (the “Company,” “Old Second,” “we,” “us,” and “our”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2026. Our net income was $28.9 million, or $0.56 per diluted share, for the third quarter of 2026, compared to net income of $28.2 million, or $0.54 per diluted share, for the second quarter of 2026. Adjusted net income1 was $28.5 million, or adjusted diluted earnings per share1 of $0.55, for the third quarter of 2026, compared to adjusted net income1 of $28.7 million, or adjusted diluted earnings per share1 of $0.55, for the second quarter of 2026.

Notable Items2

●	Net interest and dividend income was $84.0 million, reflecting an increase of $720,000, or 0.86%.
●	Net interest margin (NIM) on a fully tax-equivalent basis[1] was 5.27%, an increase of four basis points.
●	Provision for credit losses of $6.8 million compared to $7.5 million, a decrease of $750,000.
●	Noninterest income was $13.1 million, a decrease of $191,000, or 1.44%, compared to $13.3 million.
●	Noninterest expense was $51.6 million, an increase of $370,000, or 0.72%, compared to $51.3 million.
●	Efficiency ratio increased 62 basis points to 52.34%; adjusted efficiency ratio was 52.06%[1].
●	Provision for income tax of $9.8 million, compared to $9.7 million, with an effective tax rate of 25.31% and 25.53%, respectively.
●	Return on average assets of 1.69%, compared to 1.65%.
●	Return on average tangible common equity (ROATCE)[1] of 15.77%; adjusted ROATCE[1] of 15.53%.
●	On October 20, 2026, our Board of Directors declared a cash dividend of $0.08 per share of common stock, payable on November 9, 2026, to stockholders of record as of October 30, 2026.

Chairman, President and Chief Executive Officer Jim Eccher said, “Old Second reported strong results in the third quarter of 2026 led by robust margin performance and disciplined operating efficiency.  Loan losses remained higher than we wanted this quarter due to one previously identified commercial relationship, but the trends are extremely encouraging with nonperforming and classified loans declining by 30% and 44%, respectively.  Criticized loans, an early indicator of future credit trends, also improved significantly during the quarter and now stand at just 1.88% of total loans, compared to 3.05% last quarter.  Criticized assets also declined significantly quarter over quarter, decreasing to 1.91% of total loans from 3.08% in the previous quarter. Profitability remains excellent with the tax-equivalent net interest margin increasing by four basis points this quarter to 5.27%, which demonstrates the benefits of a strong core deposit base and diversified loan portfolio.  This level of performance and a strong capital position afforded Old Second the opportunity to repurchase 1.5 million common shares this quarter, or approximately 3% of all outstanding shares. Third quarter return on average assets and return on average tangible common equity were 1.69% and 15.77%, respectively, and the efficiency ratio was a very healthy 52.34%. Based on the strength of the balance sheet and income statement trends, Old Second elected in this fourth quarter to increase the common dividend by 14%, as we continue to regularly deliver dividend growth commensurate with the bank’s performance. We are proud of our performance for the quarter, believe we have turned the corner on credit and look forward to delivering solid results to our stockholders for the remainder of the year.”

1	Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the non-GAAP reconciliation contained in this release.
2	All comparisons throughout this release are on a linked-quarter basis, unless otherwise noted.

Results of Operations:

Our net income was $28.9 million, or $0.56 per diluted share, for the third quarter of 2026, compared to net income of $28.2 million, or $0.54 per diluted share.

Net Interest Margin continued to be strong and nominal increases in the cost of funds were outweighed by stronger yields on loans during the quarter.

●	Net interest margin on a fully tax-equivalent[1] basis improved four basis points, to 5.27%.
●	Loan yields increased three basis points on higher average loan balances during the quarter but investment yields decreased five basis points driven by maturities and paydowns of securities.
●	Cost of funds increased two basis points to 1.23%, driven by higher costs on deposits, discussed below, as well as other short-term borrowings due to higher average FHLB overnight borrowings.

Noninterest Income decreased $191,000, or 1.44%, in the third quarter of 2026.

●	Mortgage banking income increased in the period mainly due to $623,000 of mortgage servicing rights (“MSR”) mark to market gains compared to $152,000 of losses in the previous quarter, primarily the result of increased rates during the quarter.
●	The cash surrender value of BOLI decreased $673,000 in the current quarter primarily due to market rate changes impacting company-owned life insurance, which is included within the same line item.

Noninterest Expense increased $370,000, or 0.72%.

●	Salaries and employee benefits increased $743,000, driven by higher salaries, officer incentive accruals, and employee insurance premiums, partially offset by decreases in payroll taxes and deferred compensation expense due to market interest rate changes.
●	Occupancy, furniture and equipment increased $166,000 due to an increase in real estate taxes and office equipment maintenance.
●	Advertising and marketing expense increased $120,000 due to a 2026 brand awareness campaign.
●	Professional fees increased $257,000 due to consulting and management fees related to the 2026 brand awareness campaign as well as an increase in loan-related legal fees.
●	Other expenses decreased $868,000 primarily due to decreases in director deferred compensation expense stemming from market interest rate changes, a decrease in litigation expense as two nonrecurring items with limited exposure were recorded in the prior quarter, and a decrease in miscellaneous expenses as the previous quarter included an accrual related to powersport loan gap insurance refunds due to customers related to loan prepayments.
●	Efficiency ratio for the quarter was 52.34% compared to 51.72% and the adjusted efficiency ratio[1] was 52.06% compared to 50.80%.

Loans decreased $7.8 million driven primarily by decreases in commercial and commercial real estate – investor.

●	Total loans were $5.24 billion.
●	Average loans (including loans held-for-sale) for the third quarter of 2026 totaled $5.23 billion, reflecting an increase of $4.0 million.

Credit Quality key performance metrics improved significantly during the quarter, although charge-offs were higher than expected and were concentrated in a single commercial relationship.

●	Nonperforming loans totaled $39.6 million compared to $56.5 million. The $16.8 million decrease reflects a $17.2 million decline in nonaccrual loans partially offset by a slight increase to loans past due 90 days or more accruing. Nonaccrual changes include $9.1 million of net principal paydowns, $6.2 million of full charge-offs, and $3.3 million of partial charge-offs, partially offset by $1.4 million of additions to nonaccrual.
●	Nonperforming loans to total loans was 0.76% compared to 1.08%.
●	Classified loans totaled $74.2 million compared to $132.1 million.
●	Criticized loans (special mention, substandard and doubtful) to total loans was 1.88% compared to 3.05%. The quarter-over-quarter decrease is driven by a decrease of $3.4 million in special mention loans, a decrease of $17.2 million of nonaccrual loans, and a decrease of $40.7 million in substandard accruing.
●	Provision for credit losses of $6.8 million was driven by $3.1 million of net charge-offs related to powersport loans, and non-powersport charge-offs were primarily isolated to two commercial loans on a single relationship.

1	Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the non-GAAP reconciliation contained in this release.

Deposits experienced declines in noninterest bearing as well as declines in time deposits as higher-rate brokered deposits and other exception-priced time deposits assumed from Bancorp Financial, Inc. rolled off.

●	Total deposits were $5.33 billion, a decrease of $117.1 million, or 2.15%.
●	Cost of deposits increased two basis points to 1.02% as the cost of NOW, money market, and savings accounts all reflected increases, which were partially offset by a five basis point decline in the cost of time deposits.
●	Average interest-bearing deposits decreased $55.5 million and average noninterest bearing deposits decreased $22.6 million.

Capital decreased due to share repurchases and an increase in accumulated other comprehensive unrealized loss on available-for-sale securities, partially offset by strong net income.

●	Stockholders’ equity decreased $24.3 million primarily due to $3.6 million of dividends declared, an $11.5 million increase in the unrealized losses on securities and swaps due to market interest rate increases, and a $39.2 million increase in treasury stock from share repurchases, net of stock award vestings, partially offset by net income of $28.9 million.
●	Share repurchases of 1,533,104 shares at an average price paid per share of $25.76 during the third quarter, for a total reduction to capital of $39.5 million, including excise taxes.
●	ROATCE[1] was 15.77% compared to 15.58%.
●	Tangible common equity to tangible assets[1] was 11.00% compared to 11.19%.

1	Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the non-GAAP reconciliation contained in this release.

Cautionary Note Regarding Forward-Looking Statements

This earnings release and statements by our management may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “should,” “anticipate,” “expect,” “estimate,” “intend,” “believe,” “may,” “likely,” “will,” “forecast,” “project,” “looking forward,” “optimistic,” “hopeful,” “potential,” “progress,” “prospect,” “remain,” “deliver,” “continue,” “trend,” “momentum,” “remainder,” “beyond,” “build,” and “near” or other statements that indicate future events or expectations. Examples of forward-looking statements include, but are not limited to, statements regarding the economic outlook, balance sheet growth, building capital, credit quality trends, the adequacy of our allowance for credit losses, and future share repurchases. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected;
●	the rate of delinquencies and amounts of charge-offs, the level of the allowance for credit losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses;
●	adverse developments in the commercial real estate market, including increased vacancy rates, declining property values, or borrower distress, particularly in the office sector, which could result in increased credit losses or require additional provisions;
●	changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action;
●	risks related to pending or future acquisitions, if any, including execution and integration risks;
●	adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on us;
●	changes in interest rates, which have affected and may continue to affect our deposit and funding costs, net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;
●	elevated inflation which causes adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; and
●	the adverse effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as trade disputes, epidemics and pandemics, war or terrorist activities, essential utility outages, deterioration in the global economy, instability in the credit markets, disruptions in our customers’ supply chains or disruptions in transportation, and disruptions caused by widespread cybersecurity incidents.

Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosures in our most recent Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Conference Call

We will host a call on Thursday, October 22, 2026, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss our third quarter 2026 financial results. Investors may listen to our earnings call via a live webcast by accessing the link provided below, or alternatively, on the Events section of the Old Second Investor Relations website (https://investors.oldsecond.com/events). Investors are encouraged to register at the webcast link at least 10 minutes prior to the scheduled start of the call.

Webcast URL: https://www.webcaster5.com/Webcast/Page/2239/54568

A replay of the webcast will be available under the Events section of the Old Second Investor Relations website (https://investors.oldsecond.com/events) for up to one year after the earnings call date.

Non-GAAP Presentations

We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision-making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets or by adjusting certain items that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully tax-equivalent basis. We believe these measures provide investors with information regarding balance sheet profitability, and we believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing, and comparing past, present and future periods.

These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables beginning on page 13 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure our performance, including the presentation of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, net interest income and net interest margin on a fully tax-equivalent basis, our adjusted efficiency ratio, tangible common equity to tangible assets, and return on average tangible common equity, including on an adjusted basis. The net interest margin on a fully tax-equivalent basis is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period. The tangible measures exclude goodwill and other intangible assets, and management believes they are useful in evaluating our capital adequacy and the return generated on our tangible capital base. Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the efficiency ratio presentation on page 14.

Financial Highlights

	Quarters Ended
(Dollars in thousands - unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Balance sheet summary
Total assets	$6,778,591	$6,870,305	$6,849,221	$6,902,675	$6,991,754
Total securities available-for-sale	978,576	1,040,760	1,115,443	1,090,523	1,157,480
Total loans	5,238,057	5,245,870	5,185,237	5,252,131	5,264,505
Total deposits	5,327,564	5,444,688	5,564,999	5,596,069	5,760,250
Total liabilities	5,900,039	5,967,494	5,955,924	6,005,907	6,125,069
Total equity	878,552	902,811	893,297	896,768	866,685

Total tangible assets	$6,629,195	$6,719,760	$6,697,509	$6,749,787	$6,836,565
Total tangible equity	729,156	752,266	741,585	743,880	711,496

Income statement summary
Net interest income	$84,049	$83,329	$81,144	$83,051	$82,775
Provision for credit losses	6,750	7,500	9,500	3,000	19,653
Noninterest income	13,070	13,261	12,630	12,154	13,109
Noninterest expense	51,622	51,252	50,210	52,935	63,163
Net income	28,940	28,179	25,585	28,787	9,871
Effective tax rate	25.31%	25.53%	24.89%	26.69%	24.46%

Profitability ratios
Return on average assets (ROAA)	1.69%	1.65%	1.51%	1.64%	0.56%
Return on average equity (ROAE)	12.76	12.57	11.43	12.92	4.61
Net interest margin (tax-equivalent) [1]	5.27	5.23	5.14	5.09	5.05
Efficiency ratio	52.34	51.72	52.40	53.98	64.46
Return on average tangible common equity (ROATCE) [1]	15.77	15.58	14.20	16.15	6.16
Tangible common equity to tangible assets (TCE/TA) [1]	11.00	11.19	11.07	11.02	10.41

Per share data
Diluted earnings per share	$0.56	$0.54	$0.48	$0.54	$0.18
Tangible book value per share	14.75	14.77	14.35	14.12	13.51

Company capital ratios [2]
Common equity tier 1 capital ratio	13.13%	13.28%	13.13%	12.99%	12.44%
Tier 1 risk-based capital ratio	13.56	13.70	13.55	13.41	12.85
Total risk-based capital ratio	15.05	15.26	15.64	15.46	15.10
Tier 1 leverage ratio	11.99	12.05	11.88	11.70	11.21

Bank capital ratios [2,3]
Common equity tier 1 capital ratio	13.65%	13.72%	13.80%	13.17%	13.14%
Tier 1 risk-based capital ratio	13.65	13.72	13.80	13.17	13.14
Total risk-based capital ratio	14.63	14.77	14.88	14.22	14.39
Tier 1 leverage ratio	12.05	12.05	12.09	11.49	11.45

1 See the discussion entitled “Non-GAAP Presentations” above and the tables on pages 13 and 15 that provide a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent.

2 Both the Company and the Bank ratios are inclusive of a capital conservation buffer of 2.50%, and both are subject to the minimum capital adequacy guidelines of 7.00%, 8.50%, 10.50%, and 4.00% for the Common equity tier 1, Tier 1 risk-based, Total risk-based and Tier 1 leverage ratios, respectively.

3 The prompt corrective action provisions are applicable only at the Bank level, and are 6.50%, 8.00%, 10.00%, and 5.00% for the Common equity tier 1, Tier 1 risk-based, Total risk-based and Tier 1 leverage ratios, respectively.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands - unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$42,155	$47,964	$48,100	$51,665	$53,099
Interest earning deposits with financial institutions	65,948	95,369	67,627	72,360	63,426
Cash and cash equivalents	108,103	143,333	115,727	124,025	116,525
Securities available-for-sale, at fair value	978,576	1,040,760	1,115,443	1,090,523	1,157,480
Federal Home Loan Bank Chicago (“FHLBC”) and Federal Reserve Bank Chicago (“FRBC”) stock	40,811	40,125	31,350	32,025	28,282
Loans held-for-sale	1,407	2,349	4,344	3,645	1,463
Loans	5,238,057	5,245,870	5,185,237	5,252,131	5,264,505
Less: allowance for credit losses on loans	64,189	70,380	72,126	72,301	75,037
Net loans	5,173,868	5,175,490	5,113,111	5,179,830	5,189,468
Premises and equipment, net	83,364	84,505	85,634	86,645	87,714
Other real estate owned, net	-	622	632	1,427	6,416
Mortgage servicing rights, at fair value	10,690	9,825	9,579	9,459	9,549
Goodwill	129,196	129,196	129,196	129,196	130,262
Core deposit intangible ("CDI")	20,200	21,349	22,516	23,692	24,927
Bank-owned life insurance (“BOLI”)	134,288	133,493	131,563	130,481	129,057
Deferred tax assets, net	33,260	28,689	31,321	31,276	33,374
Other assets	64,828	60,569	58,805	60,451	77,237
Total assets	$6,778,591	$6,870,305	$6,849,221	$6,902,675	$6,991,754

Liabilities
Deposits:
Noninterest bearing demand	$1,671,745	$1,746,755	$1,755,548	$1,739,117	$1,738,028
Interest bearing:
Savings, NOW, and money market	2,772,737	2,771,532	2,795,038	2,745,540	2,763,990
Time	883,082	926,401	1,014,413	1,111,412	1,258,232
Total deposits	5,327,564	5,444,688	5,564,999	5,596,069	5,760,250
Securities sold under repurchase agreements	29,908	23,241	23,130	23,769	24,290
Other short-term borrowings	395,000	375,000	200,000	215,000	165,000
Junior subordinated debentures	25,774	25,774	25,774	25,774	25,774
Subordinated debentures	29,808	29,798	59,574	59,552	59,531
Notes payable and other borrowings	9,893	14,850	14,837	14,825	14,812
Other liabilities	82,092	54,143	67,610	70,918	75,412
Total liabilities	5,900,039	5,967,494	5,955,924	6,005,907	6,125,069

Stockholders’ Equity
Common stock	53,015	53,015	53,015	53,015	53,015
Additional paid-in capital	340,751	339,616	338,418	341,451	340,108
Retained earnings	609,074	583,701	559,129	537,231	512,131
Accumulated other comprehensive loss, net	(43,395)	(31,861)	(31,095)	(28,738)	(32,294)
Treasury stock	(80,893)	(41,660)	(26,170)	(6,191)	(6,275)
Total stockholders’ equity	878,552	902,811	893,297	896,768	866,685
Total liabilities and stockholders’ equity	$6,778,591	$6,870,305	$6,849,221	$6,902,675	$6,991,754

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data - unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Interest and dividend income
Loans, including fees	$91,356	$89,845	$87,138	$90,925	$91,301
Loans held-for-sale	31	62	43	35	31
Securities:
Taxable	8,416	9,088	8,949	9,136	9,872
Tax exempt	1,079	1,132	1,155	1,219	1,235
Dividends from FHLBC and FRBC stock	672	535	512	390	381
Interest earning deposits with financial institutions	537	527	549	598	1,255
Total interest and dividend income	102,091	101,189	98,346	102,303	104,075
Interest expense
Savings, NOW, and money market deposits	8,105	7,512	7,147	7,906	9,043
Time deposits	5,757	6,199	7,217	8,665	10,896
Securities sold under repurchase agreements	44	40	50	45	60
Other short-term borrowings	3,145	2,989	1,791	1,644	308
Junior subordinated debentures	269	289	296	288	288
Subordinated debentures	542	675	546	546	547
Notes payable and other borrowings	180	156	155	158	158
Total interest expense	18,042	17,860	17,202	19,252	21,300
Net interest and dividend income	84,049	83,329	81,144	83,051	82,775
Provision for credit losses	6,750	7,500	9,500	3,000	19,653
Net interest and dividend income after provision for credit losses	77,299	75,829	71,644	80,051	63,122
Noninterest income [1]
Wealth management	3,682	3,628	3,383	3,537	3,515
Service charges on deposits	3,134	3,075	3,130	3,125	3,202
Secondary mortgage fees	101	166	121	123	92
Mortgage servicing rights mark to market gain (loss)	623	(152)	(152)	(428)	(389)
Mortgage servicing income	467	464	497	444	469
Net gain on sales of mortgage loans	363	640	555	657	620
Securities gains (losses), net	(1)	-	-	8	(1)
Change in cash surrender value of BOLI	796	1,469	1,082	834	1,175
Death benefit realized on BOLI	-	-	-	-	430
Card related income	2,479	2,483	2,350	2,548	2,581
Other income	1,426	1,488	1,664	1,306	1,415
Total noninterest income	13,070	13,261	12,630	12,154	13,109
Noninterest expense [1]
Salaries and employee benefits	30,846	30,103	29,673	30,996	39,723
Occupancy, furniture and equipment	5,284	5,118	5,371	5,092	4,937
Computer and data processing	3,258	3,217	3,375	4,798	4,002
FDIC insurance	746	759	759	720	854
Net teller & bill paying	754	724	716	701	691
General bank insurance	355	351	353	354	437
Amortization of core deposit intangible	1,149	1,167	1,176	1,235	1,251
Advertising and marketing expense	603	483	551	437	650
Card related expense	1,589	1,604	1,519	1,652	1,708
Professional fees	1,417	1,160	1,299	1,265	3,145
Consumer credit expense	1,725	1,720	1,522	1,451	1,368
Other real estate expense, net	(30)	52	(186)	81	128
Other expense	3,926	4,794	4,082	4,153	4,269
Total noninterest expense	51,622	51,252	50,210	52,935	63,163
Income before income taxes	38,747	37,838	34,064	39,270	13,068
Provision for income taxes	9,807	9,659	8,479	10,483	3,197
Net income	$28,940	$28,179	$25,585	$28,787	$9,871

Basic earnings per share	$0.57	$0.55	$0.49	$0.55	$0.19
Diluted earnings per share	0.56	0.54	0.48	0.54	0.18
Dividends declared per share	0.07	0.07	0.07	0.07	0.06

Ending common shares outstanding	49,417,867	50,938,962	51,665,660	52,669,224	52,664,535
Weighted-average basic shares outstanding	50,302,629	51,250,245	52,450,306	52,667,899	52,686,391
Weighted-average diluted shares outstanding	51,145,790	52,120,337	53,303,072	53,480,431	53,509,690

1 Certain items in prior periods have been reclassified to conform to the current presentation.

Analysis of Average Balances,
Tax Equivalent Income / Expense and Rates
(Dollars in thousands - unaudited)

	Quarters Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average	Income /	Rate	Average	Income /	Rate	Average	Income /	Rate
	Balance	Expense	%	Balance	Expense	%	Balance	Expense	%
Assets
Interest earning deposits with financial institutions	$65,381	$537	3.26	$64,839	$527	3.26	$119,619	$1,255	4.16
Securities:
Taxable	891,503	8,416	3.75	955,176	9,088	3.82	1,016,279	9,872	3.85
Non-taxable (TE)[1]	129,636	1,366	4.18	140,876	1,433	4.08	149,621	1,563	4.14
Total securities (TE)[1]	1,021,139	9,782	3.80	1,096,052	10,521	3.85	1,165,900	11,435	3.89
FHLBC and FRBC Stock	38,576	672	6.91	36,676	535	5.85	25,961	381	5.82
Loans and loans held-for-sale[1,2]	5,227,120	91,400	6.94	5,223,093	89,921	6.91	5,217,349	91,342	6.95
Total interest earning assets	6,352,216	102,391	6.40	6,420,660	101,504	6.34	6,528,829	104,413	6.34
Cash and due from banks	45,146	-	-	46,700	-	-	51,357	-	-
Allowance for credit losses on loans	(70,983)	-	-	(72,418)	-	-	(72,354)	-	-
Other noninterest earning assets	460,566	-	-	457,995	-	-	491,421	-	-
Total assets	$6,786,945			$6,852,937			$6,999,253

Liabilities and Stockholders' Equity
NOW accounts	$721,922	$1,102	0.61	$717,468	$897	0.50	$668,439	$825	0.49
Money market accounts	961,994	4,704	1.94	948,319	4,400	1.86	954,964	4,979	2.07
Savings accounts	1,098,934	2,299	0.83	1,109,381	2,215	0.80	1,175,011	3,239	1.09
Time deposits	905,298	5,757	2.52	968,464	6,199	2.57	1,347,455	10,896	3.21
Interest bearing deposits	3,688,148	13,862	1.49	3,743,632	13,711	1.47	4,145,869	19,939	1.91
Securities sold under repurchase agreements	24,059	44	0.73	21,337	40	0.75	33,382	60	0.71
Other short-term borrowings	321,413	3,145	3.88	312,803	2,989	3.83	25,978	308	4.70
Junior subordinated debentures	25,774	269	4.14	25,774	289	4.50	25,774	288	4.43
Subordinated debentures	29,803	542	7.22	34,373	675	7.88	59,521	547	3.65
Notes payable and other borrowings	13,938	180	5.12	14,844	156	4.22	14,806	158	4.23
Total interest bearing liabilities	4,103,135	18,042	1.74	4,152,763	17,860	1.73	4,305,330	21,300	1.96
Noninterest bearing deposits	1,722,851	-	-	1,745,475	-	-	1,782,193	-	-
Other liabilities	61,430	-	-	55,582	-	-	61,732	-	-
Stockholders' equity	899,529	-	-	899,117	-	-	849,998	-	-
Total liabilities and stockholders' equity	$6,786,945			$6,852,937			$6,999,253
Net interest income (GAAP)		$84,049			$83,329			$82,775
Net interest margin (GAAP)			5.25			5.21			5.03

Net interest income (TE)[1]		$84,349			$83,644			$83,113
Net interest margin (TE)[1]			5.27			5.23			5.05
Interest bearing liabilities to earning assets	64.59%			64.68%			65.94%

1 Tax equivalent (TE) basis is calculated using a marginal tax rate of 21% in 2026 and 2025. See the discussion entitled “Non-GAAP Presentations” above and the tables beginning on page 13 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

2 Interest income from loans is shown on a TE basis, which is a non-GAAP financial measure as discussed in the table on page 13, and includes loan fee income of $1.8 million for the third quarter of 2026, loan fee income of $2.0 million for the second quarter of 2026, and loan fee income of $1.2 million  for the third quarter of 2025. Nonaccrual loans are included in the above stated average balances.

Loans and Credit Quality

Loans	Quarters Ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Commercial	$867,362	$913,527	$845,278	$842,130	$786,095
Leases	554,370	537,197	539,116	548,256	550,201
Commercial real estate – investor	1,131,857	1,159,168	1,169,318	1,212,384	1,257,328
Commercial real estate – owner occupied	684,169	667,645	702,986	706,567	680,412
Construction	153,491	153,553	143,563	173,630	176,387
Residential real estate – investor	65,679	65,133	69,763	70,225	69,362
Residential real estate – owner occupied	247,515	242,768	239,711	230,432	231,547
Multifamily	370,431	363,352	357,131	339,131	378,213
HELOC	245,938	239,307	235,637	235,293	234,885
Powersport	689,229	683,939	674,116	696,959	715,498
Other[1]	228,016	220,281	208,618	197,124	184,577
Total loans	$5,238,057	$5,245,870	$5,185,237	$5,252,131	$5,264,505

1 The “Other” classification includes consumer loans, such as collector cars, manufactured homes, and solar loans, as well as overdrafts.

Nonperforming assets	Quarters Ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Nonaccrual loans	$36,579	$53,747	$62,636	$47,952	$34,126
Loans past due 90 days or more and still accruing interest	3,057	2,736	12,868	4,879	13,859
Total nonperforming loans	39,636	56,483	75,504	52,831	47,985
Other real estate owned	-	622	632	1,427	6,416
Repossessed assets [1]	1,279	819	858	1,363	2,088
Total nonperforming assets	$40,915	$57,924	$76,994	$55,621	$56,489

30-89 days past due loans and still accruing interest	$43,553	$22,499	$50,036	$52,169	$22,415
Nonaccrual loans to total loans	0.70%	1.02%	1.21%	0.91%	0.65%
Nonperforming loans to total loans	0.76%	1.08%	1.46%	1.01%	0.91%
Nonperforming assets to total loans plus OREO and repossessed assets	0.78%	1.10%	1.48%	1.06%	1.07%
Purchased credit-deteriorated loans to total loans	1.00%	1.19%	1.35%	1.50%	1.61%

Allowance for credit losses	$64,189	$70,380	$72,126	$72,301	$75,037
Allowance for credit losses to total loans	1.23%	1.34%	1.39%	1.38%	1.43%
Allowance for credit losses to nonaccrual loans	175.48%	130.95%	115.15%	150.78%	219.88%

1 Repossessed assets are reported in other assets.

The following table shows classified loans by segment, which include nonaccrual loans, purchased credit deteriorated (“PCD”) loans if the risk rating so indicates, and all other loans considered substandard, for the following periods.

Classified loans	Quarters Ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Commercial	$13,190	$39,646	$50,640	$51,587	$50,680
Leases	1,729	2,930	2,604	2,428	1,277
Commercial real estate – investor	12,730	11,262	14,959	14,245	2,853
Commercial real estate – owner occupied	26,546	58,582	60,594	64,081	72,020
Construction	12,866	12,976	12,983	11,421	1,612
Residential real estate – investor	1,030	662	1,012	1,142	1,228
Residential real estate – owner occupied	2,249	2,076	1,886	1,897	1,839
Multifamily	1,254	1,197	1,489	1,494	1,183
HELOC	2,355	2,250	1,832	1,466	1,538
Powersport	145	198	204	68	-
Other[1]	154	318	369	270	30
Total classified loans	$74,248	$132,097	$148,572	$150,099	$134,260

1 The “Other” classification includes consumer loans, such as collector cars, manufactured homes, and solar loans, as well as overdrafts.

Loan charge-offs, net of recoveries	Quarters Ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Commercial	$9,171	$2,983	$1,298	$(44)	$385
Leases	172	344	197	15	848
Commercial real estate – investor	(14)	2,804	3,919	(14)	(15)
Commercial real estate – owner occupied	(1)	(1)	(5)	1,125	(2)
Construction	-	-	-	-	(46)
Residential real estate – investor	(3)	(1)	(2)	(1)	(2)
Residential real estate – owner occupied	(10)	(21)	(7)	(11)	(7)
Multifamily	-	-	-	-	181
HELOC	(10)	(14)	(6)	(49)	(19)
Powersport	3,133	2,826	3,894	4,466	2,980
Other [1]	288	328	488	494	805
Net charge-offs (recoveries)	$12,726	$9,248	$9,776	$5,981	$5,108

1 The “Other” classification includes consumer loans, such as collector cars, manufactured homes, and solar loans, as well as overdrafts.

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands - unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$45,146	$46,700	$48,252	$52,040	$51,357
Interest earning deposits with financial institutions	65,381	64,839	67,571	66,430	119,619
Cash and cash equivalents	110,527	111,539	115,823	118,470	170,976
Securities available-for-sale, at fair value	1,021,139	1,096,052	1,115,493	1,129,633	1,165,900
Federal Home Loan Bank Chicago (“FHLBC”) and Federal Reserve Bank Chicago (“FRBC”) stock	38,576	36,676	31,540	30,085	25,961
Loans held-for-sale	1,815	3,280	2,023	3,254	1,975
Loans	5,225,305	5,219,813	5,205,721	5,275,389	5,215,374
Less: allowance for credit losses on loans	70,983	72,418	71,869	73,718	72,354
Net loans	5,154,322	5,147,395	5,133,852	5,201,671	5,143,020
Premises and equipment, net	84,252	85,395	86,260	87,449	88,304
Other real estate owned, net	616	626	853	4,410	6,464
Mortgage servicing rights, at fair value	9,899	9,693	9,383	9,490	9,632
Goodwill	129,196	129,196	129,196	130,135	127,873
Core deposit intangible ("CDI")	20,758	21,916	23,073	24,281	25,539
Bank-owned life insurance (“BOLI”)	133,768	132,046	130,930	130,151	128,870
Deferred tax assets, net	29,477	31,296	30,342	32,705	30,375
Other assets	52,600	47,827	50,396	58,443	74,364
Total assets	$6,786,945	$6,852,937	$6,859,164	$6,960,177	$6,999,253

Liabilities
Deposits:
Noninterest bearing demand	$1,722,851	$1,745,475	$1,738,504	$1,781,374	$1,782,193
Interest bearing:
Savings, NOW, and money market	2,782,850	2,775,168	2,762,746	2,764,609	2,798,414
Time	905,298	968,464	1,062,623	1,179,966	1,347,455
Total deposits	5,410,999	5,489,107	5,563,873	5,725,949	5,928,062
Securities sold under repurchase agreements	24,059	21,337	24,795	23,464	33,382
Other short-term borrowings	321,413	312,803	189,056	159,565	25,978
Junior subordinated debentures	25,774	25,774	25,774	25,774	25,774
Subordinated debentures	29,803	34,373	59,564	59,542	59,521
Notes payable and other borrowings	13,938	14,844	14,831	14,819	14,806
Other liabilities	61,430	55,582	73,284	67,078	61,732
Total liabilities	5,887,416	5,953,820	5,951,177	6,076,191	6,149,255

Stockholders’ Equity
Common stock	53,015	53,015	53,015	53,015	53,015
Additional paid-in capital	340,227	339,145	340,459	340,870	339,612
Retained earnings	598,284	573,158	551,491	526,910	500,075
Accumulated other comprehensive loss, net	(33,884)	(31,113)	(26,361)	(30,594)	(36,823)
Treasury stock	(58,113)	(35,088)	(10,617)	(6,215)	(5,881)
Total stockholders’ equity	899,529	899,117	907,987	883,986	849,998
Total liabilities and stockholders’ equity	$6,786,945	$6,852,937	$6,859,164	$6,960,177	$6,999,253

Total Earning Assets	$6,352,216	$6,420,660	$6,422,348	$6,504,791	$6,528,829
Total Interest Bearing Liabilities	4,103,135	4,152,763	4,139,389	4,227,739	4,305,330

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands:

Net Income and Earnings Per Share - GAAP and Adjusted	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

Income before income taxes (GAAP)	$38,747	$37,838	$34,064	$39,270	$13,068
Pre-tax income adjustments:
Provision for credit losses - Day Two	-	-	-	-	13,153
Securities losses (gains), net	1	-	-	(8)	1
Death benefit related to BOLI	-	-	-	-	(430)
MSR (gains) losses	(623)	152	152	428	389
Acquisition related costs, net of gains on branch sales	-	526	349	2,296	11,508
Adjusted net income before taxes	38,125	38,516	34,565	41,986	37,689
Taxes on adjusted net income	9,649	9,832	8,604	11,208	9,326
Adjusted net income (non-GAAP)	$28,476	$28,684	$25,961	$30,778	$28,363

Basic earnings per share (GAAP)	$0.57	$0.55	$0.49	$0.55	$0.19
Diluted earnings per share (GAAP)	0.56	0.54	0.48	0.54	0.18
Adjusted basic earnings per share (non-GAAP)	0.57	0.56	0.49	0.59	0.54
Adjusted diluted earnings per share (non-GAAP)	0.55	0.55	0.49	0.58	0.53

Total average assets	6,786,945	6,852,937	6,859,164	6,960,177	6,999,253

Return on average assets (GAAP)	1.69%	1.65%	1.51%	1.64%	0.56%
Adjusted return on average assets (non-GAAP)	1.66%	1.68%	1.53%	1.75%	1.61%

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Net Interest Margin
Interest income (GAAP)	$102,091	$101,189	$98,346	$102,303	$104,075
Taxable-equivalent adjustment:
Loans	13	14	13	9	10
Securities	287	301	307	324	328
Interest income (TE)	102,391	101,504	98,666	102,636	104,413
Interest expense (GAAP)	18,042	17,860	17,202	19,252	21,300
Net interest income (TE)	$84,349	$83,644	$81,464	$83,384	$83,113
Net interest income (GAAP)	$84,049	$83,329	$81,144	$83,051	$82,775
Average interest earning assets	$6,352,216	$6,420,660	$6,422,348	$6,504,791	$6,528,829
Net interest margin (GAAP)	5.25%	5.21%	5.12%	5.07%	5.03%
Net interest margin (TE)	5.27%	5.23%	5.14%	5.09%	5.05%

	GAAP
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Efficiency Ratio (GAAP)

Noninterest expense	$51,622	$51,252	$50,210	$52,935	$63,163
Less amortization of core deposit intangibles	1,149	1,167	1,176	1,235	1,251
Less other real estate expense, net	(30)	52	(186)	81	128
Less acquisition related costs, net of gains on branch sales	N/A	N/A	N/A	N/A	N/A
Noninterest expense less adjustments	$50,503	$50,033	$49,220	$51,619	$61,784

Net interest income	$84,049	$83,329	$81,144	$83,051	$82,775
Taxable-equivalent adjustment:
Loans	N/A	N/A	N/A	N/A	N/A
Securities	N/A	N/A	N/A	N/A	N/A
Net interest income including adjustments	84,049	83,329	81,144	83,051	82,775
Noninterest income	13,070	13,261	12,630	12,154	13,109
Less death benefit related to BOLI	-	-	-	-	430
Less securities (losses) gains	(1)	-	-	8	(1)
Less MSRs mark to market gains (losses)	623	(152)	(152)	(428)	(389)
Taxable-equivalent adjustment:
Change in cash surrender value of BOLI	N/A	N/A	N/A	N/A	N/A
Noninterest income including adjustments	12,448	13,413	12,782	12,574	13,069

Net interest income including adjustments plus noninterest income including adjustments	$96,497	$96,742	$93,926	$95,625	$95,844
Efficiency ratio (GAAP)	52.34%	51.72%	52.40%	53.98%	64.46%

N/A - Not applicable.

	Non-GAAP
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Adjusted Efficiency Ratio (non-GAAP)

Noninterest expense	$51,622	$51,252	$50,210	$52,935	$63,163
Less amortization of core deposit intangibles	1,149	1,167	1,176	1,235	1,251
Less other real estate expense, net	(30)	52	(186)	81	128
Less acquisition related costs, net of gains on branch sales	-	526	349	2,296	11,508
Noninterest expense less adjustments	$50,503	$49,507	$48,871	$49,323	$50,276

Net interest income	$84,049	$83,329	$81,144	$83,051	$82,775
Taxable-equivalent adjustment:
Loans	13	14	13	9	10
Securities	287	301	307	324	328
Net interest income including adjustments	84,349	83,644	81,464	83,384	83,113
Noninterest income	13,070	13,261	12,630	12,154	13,109
Less death benefit related to BOLI	-	-	-	-	430
Less securities (losses) gains	(1)	-	-	8	(1)
Less MSRs mark to market gains (losses)	623	(152)	(152)	(428)	(389)
Taxable-equivalent adjustment:
Change in cash surrender value of BOLI	212	390	288	222	312
Noninterest income including adjustments	12,660	13,803	13,070	12,796	13,381

Net interest income including adjustments plus noninterest income including adjustments	$97,009	$97,447	$94,534	$96,180	$96,494
Adjusted efficiency ratio (non-GAAP)	52.06%	50.80%	51.70%	51.28%	52.10%

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Adjusted Return on Average Tangible Common Equity Ratio

Net income (GAAP)	$28,940	$28,179	$25,585	$28,787	$9,871

Income before income taxes (GAAP)	$38,747	$37,838	$34,064	$39,270	$13,068
Pre-tax income adjustments:
Provision for credit losses - Day Two	-	-	-	-	13,153
Securities losses (gains), net	1	-	-	(8)	1
MSR (gains) losses	(623)	152	152	428	389
Acquisition related costs, net of gains on branch sales	-	526	349	2,296	11,508
Death benefit realized on BOLI	-	-	-	-	(430)
Amortization of core deposit intangibles	1,149	1,167	1,176	1,235	1,251
Adjusted net income, excluding intangibles amortization, before taxes	39,274	39,683	35,741	43,221	38,940
Taxes on adjusted net income	9,940	10,130	8,896	11,538	9,632
Adjusted net income (non-GAAP)	$29,334	$29,553	$26,845	$31,683	$29,308

Total Average Common Equity	$899,529	$899,117	$907,987	$883,986	$849,998
Less average goodwill and intangible assets	149,954	151,112	152,269	154,416	153,412
Average tangible common equity (non-GAAP)	$749,575	$748,005	$755,718	$729,570	$696,586

Total Common Equity	$878,552	$902,811	$893,297	$896,768	$866,685
Less goodwill and intangible assets	149,396	150,545	151,712	152,888	155,189
Tangible common equity	$729,156	$752,266	$741,585	$743,880	$711,496

Total Assets	$6,778,591	$6,870,305	$6,849,221	$6,902,675	$6,991,754
Less goodwill and intangible assets	149,396	150,545	151,712	152,888	155,189
Tangible assets	$6,629,195	$6,719,760	$6,697,509	$6,749,787	$6,836,565

Return on average common equity (GAAP)	12.76%	12.57%	11.43%	12.92%	4.61%
Return on average tangible common equity (non-GAAP)	15.77%	15.58%	14.20%	16.15%	6.16%
Adjusted return on average tangible common equity (non-GAAP)	15.53%	15.85%	14.41%	17.23%	16.69%
Tangible common equity to tangible assets	11.00%	11.19%	11.07%	11.02%	10.41%